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                       [DELOITTE & TOUCHE LLP LETTERHEAD]


November 15, 2000

Mr. Scott E. Campbell
President and Chief Executive Officer
Pan Western Energy Corporation
1390 South Potomac, Suite 136
Aurora, Colorado 80135

Dear Scott:

This is to confirm that the client-auditor relationship between Pan Western Energy Corporation (Commission File No. 022349) and Deloitte & Touche LLP has ceased.

Yours truly,

/s/ DELOITTE & TOUCHE LLP


cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 5th Street, N.W.
    Washington, DC 20549